Shrink Nanotechnologies Provides Update on Projects and Commercialization Efforts

StemDisc and NanoShrink Suite of Products on Target; New Initiatives to be Announced

CARLSBAD, CA – September 15, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB: INKN), an innovative nanotechnology company developing products and licensing opportunities in the alternative energy industry, medical diagnostics and sensors, and biotechnology research and development tools businesses, issued the below update to the market regarding its commercialization efforts as well as the implementation of several new commercial initiatives.

Shrink CEO and founder Mark L. Baum stated, “Over the summer, the Company has focused on turning the ideas and innovations of our scientific founder and development team into commercial products.  This work has been focused on NanoShrink and StemDisc, as well as several new and important initiatives that the Company will discuss over the coming months.  The “take-away” news from our standpoint is that we have made significant technological and product development progress in what has been an extremely challenging economic time.  We believe that the progress we have made and the innovation we have funded during a time when many small companies shuttered their doors will bode well for us as we emerge from this challenging time in our economic history; and we look forward to unveiling what we’ve been working on.”

Shrink’s Core NanoShrink Family of Products

NanoShrink is a sheeted pre-stressed polymer material that “shrinks” by up to 95% when heated.  When printed on, or cut or etched into, users are able to create patterns at the “macro-scale” and then “shrink” their designs to the micro or even nano scale after heat and other treatments are applied.  The resulting patterns are used as molds or even as complete systems in a myriad of commercial and even recreational uses.  The NanoShrink system is extremely flexible in terms of use, low in cost and has the capability of dramatically reducing the time-to-market for prototype products in a number of large markets.

Shrink has designed its acclaimed StemDisc cell culturing devices with NanoShrink, as well as low cost microfluidic systems and numerous other artisanal biotechnology and solar energy projects.  Of late, we have begun experimenting with NanoShrink by using it for printed electronics applications and as a substrate for low cost high sensitivity immunoassays.  We have also begun the development of low cost, multi-use NanoShrink science kits for the K to 3rd grade, 4th through 8th grade, high school and college level markets.

This year the Company decided to develop a commercial version of the NanoShrink material and to offer it for sale as a “platform” so that users could develop their own applications – similar to the model employed by Apple for it’s iPad and iPhone systems.  Shrink envisions a community of users creating applications (or “apps”) and building a marketplace where developers’ NanoShrink-based apps can be purchased.

Shrink’s development has been recognized nationally and internationally in leading academic journals for the potential for NanoShrink.

The Company is close to releasing the initial version of the NanoShrink material to a select group of professors and researchers, and is in the final phases of evaluating commercial prototypes which are being delivered to Shrink by key suppliers.  The Company expects to launch this product sometime during 2010 and make regular announcements regarding enhancements and innovations made to the NanoShrink material which will demonstrate how NanoShrink can be used for additional potential applications.

NanoShrink Tools

In order to optimize NanoShrink for certain biotech applications, our team has designed a suite of design tools for NanoShrink, including a solid-state oven, a press and other implements.

As an example, NanoShrink has different performance features which are dependent on factors during the shrinking process, including, temperature, pressure and time exposure.  The suite of NanoShrink Tools will address optimizing the performance of NanoShrink material, allowing users to get more from NanoShrink.

The Company is currently evaluating commercial prototypes and is negotiating with suppliers to produce the suite of NanoShrink Tools and expects to begin commercial sales this year.

StemDisc Cell Culturing Platform

StemDisc is a unique cell culturing platform used by researchers to grow IPSCs (induced pluripotent stem cells) and (HESCs) human embryonic stem cells.  In the future, the Company intends to develop the platform to grow larger aggregated cell structures, including tissues.  The market for cell culturing tools, specifically related to stem cell development tools, is growing rapidly as leading researchers in the United States and all over the world are reaching a consensus that working stem cells for regenerative therapies and to perform basic research on will be a key to finding treatments and cures for many of humankinds most perplexing conditions and diseases.

The Company has made significant progress on StemDisc – in terms of the design of the overall system, the material it is made of, and the ability of the Company to offer additional related products to enhance the use of the system.  What was an effort to build one product for one specific application in a growing market, has become the development of an entirely new cell culturing platform for the Company to use its NanoShrink material to design microstructures and microwells for numerous product applications.  The Company is completing production negotiations with various suppliers and believes that the first of the StemDisc family of products will be offered for sale sometime during the last quarter of this year.  Additional product and related technology announcements for this suite of StemDisc products will be forthcoming.

New Developments

The Company has been working on at least four (4) significant new lines of business, some with major industrial companies and leading universities and others which have been developed wholly by Shrink.  Over the coming months, the Company intends to discuss these efforts in more detail as items become newsworthy.

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. (www.shrinknano.com) is a one-of-a-kind FIGA™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform with numerous applications in the energy production, human and animal diagnostics, and biotechnology research and development tools industries.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of Shrink Nanotechnologies and its management team. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink’s ability to obtain additional financing and to build and develop markets for Shrink’s biotechnology technologies and products, including those discussed in this press release. Specifically regarding the Company’s StemDisc products, the Company may be impacted by recent federal court rulings related to the use of stem cells.  The Company has also experienced development and market challenges in some of its businesses, specifically in the solar energy production business.  These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink’s success are more fully disclosed in Shrink’s most recent public filings with the U.S. Securities and Exchange Commission.

Shrink has no relationship with Apple, Inc.

Contact:
Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205
Learn more about Shrink:
Corporate Website
Company Blog
Shrink Biological Research Tools
Shrink Diagnostics
NanoShrink (TM) Technology
Scientific Founder Dr. Michelle Khine